EQUITABLE FINANCIAL LIFE INSURANCE COMPANY,

domiciled in New York

[STRUCTURED OVERLAY STRATEGIES] RIDER

This Rider is part of your Contract, and its provisions apply in lieu of any Contract provisions to the contrary. There are new definitions in this Rider which are introduced below. The benefit described in this Rider is subject to all the terms contained in your Contract, except as modified below. In this Rider, “we”, “our” and “us” mean Equitable Financial Life Insurance Company and “you” and “your” mean the Owner.

This Rider is effective upon receipt.

I.  RIDER OPERATION OVERVIEW

This Rider provides the opportunity for a Strategy Payoff if the Benchmark on the Strategy End Date is lower than the Benchmark on the Strategy Start Date.

The Covered Amount, described in this Rider, is not a Cash Value and cannot be withdrawn. It is solely used for calculating the Strategy Payoff, Strategy Value, and Rider Charge.

Subject to the rules contained in this Rider, you may elect new Strategies. In addition, if there is positive Strategy Value, you may, reduce your Covered Amount at any time prior to the Contract Maturity Date, or terminate a Strategy prior to the Strategy End Date. You may also increase your total Covered Amount by electing new Strategies. However, the Rider Charge for a new Strategy may differ from the existing Strategy, as indicated in this Rider. In addition, you may not elect a Strategy that has a Strategy Duration that would extend beyond your Contract Maturity Date or any remaining Death Benefit distribution period under your Contract.

The terms and conditions of this Rider are set forth below.

II. DEFINITIONS OF THIS RIDER

ANNUITY ACCOUNT VALUE

“Annuity Account Value” means the sum of the amounts held for you in the Investment Options and the Strategies.

BENCHMARK

“Benchmark” means the index or indices associated with a Strategy. Depending on the Strategy you select, the Benchmark may be a single equity index or a combination of an equity index and a bond index, according to the Benchmark Composition on the Strategy Start Date. The Benchmarks currently available on the Contract Date are shown at the end of this Rider.

BENCHMARK PERFORMANCE RATE

“Benchmark Performance Rate” means, for any Strategy, the percentage change in the closing value of the related Benchmark from the Strategy Start Date to and including the Strategy End Date or any day prior to the Strategy End Date. This calculation, called the point-to-point method, compares the change in the Benchmark between two discrete points in time. If for any reason, the closing value of any index underlying the Benchmark is not published, we will use the last published closing value for the purpose of calculating the Benchmark Performance Rate. The Benchmark Performance Rate may be positive, negative, or zero.

2024-SOS	1

BENCHMARK COMPOSITION

“Benchmark Composition” means the mix between the equity and bond indices, as applicable, that comprise the Benchmark for a particular Strategy on the Strategy Start Date. The Benchmark Compositions currently available on the Contract Date are shown at the end of this Rider.

BENCHMARK OVERLAY COVERAGE

“Benchmark Overlay Coverage” is an element of each Strategy you have available under this Rider that is one of [three] types – a [Buffer Protection], [a Floor Protection] [or Full Protection], each of which may provide different downside protection.

[BUFFER PROTECTION

“Buffer Protection” is a type of Benchmark Overlay Coverage that may be elected by you. See the Strategy Payoff Section in Part III below for information on how your Strategy Payoff is determined for Strategies that employ a Buffer Protection as the Benchmark Overlay Coverage.]

COVERED AMOUNT

“Covered Amount” is the amount of protection you have elected for a given Strategy. The Covered Amount chosen by you and associated with each Strategy, if elected on the Contract Date, is shown at the end of this Rider.

DEFAULT INVESTMENT OPTION

“Default Investment Option” means the Investment Option that will be automatically selected for you if we have not received instructions from you for allocation of the Strategy Payoff, as further described in Part III below.

DEFAULT STRATEGY

“Default Strategy” means the Strategy that will be automatically selected for you if we have not received instructions from you for a new Strategy, as further described in Part III below.

[FLOOR PROTECTION

“Floor Protection” is a type of Benchmark Overlay Coverage that may be elected by you. See the Strategy Payoff Section in Part III below for information on how your Strategy Payoff is determined for Strategies that employ a Floor Protection as the Benchmark Overlay Coverage.]

[FULL PROTECTION

“Full Protection” is a type of Benchmark Overlay Coverage that may be elected by you. See the Strategy Payoff Section in Part III below for information on how your Strategy Payoff is determined for Strategies that employ Full Protection as the Benchmark Overlay Coverage.]

LINKED MANAGED ACCOUNT

“Linked Managed Account” means your investment account held by an external financial institution.

OVERLAY STRATEGY OPTIONS

“Overlay Strategy Options” mean any Strategy made available pursuant to the terms of this Rider.

STRATEGY

“Strategy” means a protection option we establish with a specific Benchmark, Strategy Duration, and Benchmark Overlay Coverage. The Strategies currently available on the Contract Date are shown at the end of this Rider.

STRATEGY BUSINESS DAY

“Strategy Business Day” means generally any day that the New York Stock Exchange and U.S. bond markets on which the Benchmark is based are open for regular trading or such other time as we state in writing to you.

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STRATEGY DURATION

“Strategy Duration” means the period from the Strategy Start Date to the Strategy End Date.

STRATEGY END DATE

“Strategy End Date” means the Strategy Business Day on which a Strategy ends, which is generally the last Strategy Business Day of the Strategy Duration. If the Strategy End Date falls on a non-Strategy Business Day, the Strategy End Date will be the prior Strategy Business Day.

STRATEGY PAYOFF

“Strategy Payoff” means the amount of the payout you receive on the Strategy End Date if you hold the Strategy to the Strategy End Date, as described further in Part III below. You may invest the Strategy Payoff in any of the Investment Options available under your Contract.

STRATEGY RATE OF RETURN

“Strategy Rate of Return” means the rate of return earned by a Strategy as calculated on the Strategy End Date, as described further in Part III below.

STRATEGY START DATE

“Strategy Start Date” means the Strategy Business Day on which a Strategy starts which is generally the next Strategy Business Day from the day of election, subject to the availability of the Strategy.

STRATEGY TYPE

“Strategy Type” means all Strategies that have the same (i) Benchmark, (ii) Strategy Duration, and (iii) Benchmark Overlay Coverage. The Strategy Types currently available on the Contract Date are shown at the end of this Rider.

STRATEGY TYPE HOLDING ACCOUNT

“Strategy Type Holding Account” means an account that holds funds transferred from your Linked Managed Account to pay the Rider Charge. A Strategy Type Holding Account is a Variable Investment Option and is currently part of the [Money Market Variable Investment Option]. We have the right to designate another Investment Option for purposes of the Strategy Type Holding Account. We will notify you of any such change prior to our use of any alternative Investment Option for the Strategy Type Holding Account.

STRATEGY VALUE

“Strategy Value” means the Annuity Account Value in a Strategy, from the Strategy Start Date to the Business Day prior to the Strategy End Date as described further in Part III below. On the Strategy End Date, the Strategy Value is referred to as the Strategy Payoff.

III. TERMS AND CONDITIONS OF THIS RIDER

ASSIGNMENTS

While you have an active Strategy, you may not assign this Contract. You are eligible to assign your Contract upon the Strategy End Date if you do not elect a new Strategy on that date and you do not have any other active Strategies on that date. When you have an assignment in effect, you may not elect a new Strategy until an assignment is no longer in effect.

CHANGES TO STRATEGY TYPES AND STRATEGIES

We reserve the right to change: the Strategy Start Date and/or Strategy End Date, to change the frequency with which we offer new Strategies, to stop offering them, or to temporarily suspend offering new Strategies. We also reserve the right to add or remove Strategy Types. We will notify you of any of the above actions we take.

2024-SOS	3

CONTRIBUTIONS

Contributions to this Contract are optional. However, we reserve the right to terminate the Contract after [5] Contract Years if no Contributions are received. If a Strategy Payoff is deposited into this Contract, it will be considered a Contribution. Any Contributions made to this Contract will generally be allocated to the [Money Market Variable Investment Option], unless the Contributions are received after [5] calendar days from your Contract Date, in which case we will allocate your Contributions to the Investment Options you selected at the time of Contribution.

DEFAULT INVESTMENT OPTION

Unless we receive instruction from you otherwise prior to the close of business on the Strategy End Date, your entire Strategy Payoff will be transferred to the [Money Market Variable Investment Option], the Default Investment Option.

DEFAULT STRATEGY

Unless we receive instructions from you otherwise by the end of the Business Day prior to the Strategy End Date, we will start a new Strategy in the same Strategy Type. The new Strategy will be effective on the same Strategy Business Day as the Strategy End Date, using the same Covered Amount. A withdrawal of the Strategy Payoff on the Strategy End Date will not reduce the Covered Amount for purposes of establishing new Strategies on the Strategy Start Date. The Rider Charge for the new Strategy may be higher or lower than the Rider Charge for the prior Strategy, as further described below in the Rider Charge section.

If the same Strategy Type is no longer available or would have a Strategy End Date later than the Contract Maturity Date or any remaining Death Benefit distribution period under your Contract, we will not start a new Strategy.

DEFERMENT

Any payment of a Strategy Payoff or Strategy Value will be made within seven calendar days after the Transaction Date of the request. Payments can be deferred for any period during which (1) the New York Stock Exchange or U.S. bond markets are closed, or trading is restricted, (2) sales of securities or determination of the fair value of a Strategies’ value is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Strategies.

DISCONTINUATION OF, OR SUBSTANTIAL CHANGE TO, THE BENCHMARK

We have the right, subject to compliance with applicable law, to:

(a)

substitute an alternative Benchmark if the publication of any index underlying the Benchmark is discontinued, or, at our sole discretion, we determine that our use of the Benchmark should be discontinued; or

(b)

end a Strategy if any index underlying the Benchmark is discontinued or otherwise becomes unavailable to us and no reasonable alternative is then available for substitution. If we end a Strategy before its scheduled Strategy End Date, we will determine your Strategy Payoff on the date of discontinuance in accordance with the Strategy Payoff provision below.

We will notify you in advance of any of the above actions we take.

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EFFECT OF AN UNSCHEDULED CLOSE DAY

An unscheduled Strategy close day is a Business Day on which the value of any index underlying the Benchmark for a given Strategy Type is scheduled to be published but is not published.

If an unscheduled Strategy close day occurs, such day will no longer be a Strategy Business Day for purposes of the Strategy Start Date and Strategy End Date. Any Strategy Start Date and Strategy End Date falling on an unscheduled Strategy close day will be changed to the next Strategy Business Day. In the event of a change to the Strategy End Date, we will use the closing value from the next Strategy Business Day to determine the Strategy Payoff. If only the U.S. bond market has an unscheduled close, we will use the last published closing value for the bond index for any Strategy Value calculation on that day.

We may also defer transactions from the Strategy as described in the “Deferment” section above.

EFFECT OF DEATH

An eligible spouse or Beneficiary continuing the Contract may elect a new Strategy but may not elect a Strategy with a duration that is longer than the remaining Death Benefit distribution period under the Contract, if applicable.

EFFECT OF WITHDRAWALS

Withdrawals, except for withdrawals to pay for the Rider Charge, will be deducted on a pro-rata basis, until the withdrawal amount has been satisfied, and in the following order: Variable Investment Option(s), Dollar Cost Averaging account, Segment Type Holding Accounts, Segments, Strategy Type Holding Account, and any Strategy Value. Alternatively, you may provide specific instructions on how you wish withdrawals to be processed.

Amounts withdrawn from the Strategy Value will decrease the Strategy Value by the dollar amount of the withdrawal. The Covered Amount will be reduced on a pro-rata basis on the Transaction Date of the withdrawal by the same proportion that the Strategy Value is reduced.

STRATEGY PAYOFF

On the Strategy End Date, your Strategy Payoff equals the Strategy Rate of Return multiplied by the Covered Amount. See the Strategy Rate of Return Section below for information on how your Strategy Rate of Return is determined.

On the Strategy End Date, the Strategy Payoff will be allocated according to your instructions. If we have not received such instructions from you prior to the close of business on the Strategy End Date, your Strategy Payoff will be allocated to the Default Investment Option described above. You will receive a Strategy End Date notice at least [45] days prior to such date.

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STRATEGY RATE OF RETURN

[Your Strategy Rate of Return for Full Protection is determined as follows:

If the Benchmark Performance Rate:	Then the Strategy Rate of Return will be:
Is zero or positive	Equal to 0%

Is negative	Equal to the absolute value* of the Benchmark Performance Rate ]

[Your Strategy Rate of Return for Buffer Protection is determined as follows:

If the Benchmark Performance Rate:	Then the Strategy Rate of Return will be:
Is zero or positive	Equal to 0%

Is negative but less than or equal to the Buffer Protection	Equal to the absolute value* of the Benchmark Performance Rate

Is more negative than the Buffer Protection	Equal to the absolute value* of the Buffer Protection ]

[Your Strategy Rate of Return for Floor Protection is determined as follows:

If the Benchmark Performance Rate	Then the Strategy Rate of Return will be:
Is greater than or equal to the Floor Protection	Equal to 0%

Is more negative than the Floor Protection	Equal to the absolute value* to the extent the Benchmark Performance Rate decline exceeds the Floor Protection

*

For purposes of the Strategy Rate of Return calculation, the “absolute value” of the Benchmark Performance Rate is the Benchmark Performance Rate without regard to its mathematical sign (positive or negative).]

STRATEGY VALUE

We determine the Strategy Value of your investment in a Strategy on each Business Day, from the Strategy Start Date to the Business Day prior to the Strategy End Date based on the estimated value of financial instruments consistent with current market prices. For any Business Day on which the U.S. bond markets on which the Benchmark is based are scheduled to be closed, the Strategy Value will be based on the last published closing price of any relevant bond index underlying the Benchmark.

You may elect to withdraw your Strategy Value at any time prior to the Strategy End Date. If you elect to do so, the Strategy Value will be allocated according to your instructions. If we have not received instructions from you for allocation of the Strategy Value, your Strategy Value will be allocated to the Default Investment Option described above.

If we end a Strategy before its scheduled Strategy End Date and we have not received instructions from you for allocation of the Strategy Payoff, your Strategy Payoff will be allocated to the Default Investment Option described above.

2024-SOS	6

IV.  THE RIDER CHARGE

There is no charge for this Rider unless you elect a Strategy. If you elected a Strategy on the Contract Date, the current applicable Rider Charge is shown in the table below. You may obtain the Rider Charge for any new Strategies you elect from your financial professional, via our website or from our customer service area. The Rider Charge will range from [0.35% to 5.00%], calculated as an annualized percentage of the Covered Amount. The Rider Charge will remain the same for any Strategy once it is effective. However, we may change the Rider Charge for a new Strategy at any time, subject to the ranges shown above.

Unless you elect to pay the Rider Charge from your Linked Managed Account, the initial Rider Charge is deducted on the date of election using the Rider Charge as of the Strategy Start Date, followed by subsequent Rider Charges deducted on the [last] Business Day of each [quarter]. If you elect to pay the Rider Charge from your Linked Managed Account, the initial and all subsequent Rider Charges will be applied upon receipt, provided they are received within the required timeframe as specified below. For any Strategy elected intra-quarter, the Rider Charge will be pro-rated at the beginning and end of the Strategy Duration based on the number of days the Strategy is effective in the calendar [quarter]. In accordance with your instructions, the Rider Charge during the Strategy Duration will be deducted from either 1) the Contract Owner’s Linked Managed Account, or 2) this Contract.

If the Rider Charge is deducted from this Contract, such charge will be deducted on a pro-rata basis, until the full amount of the Rider Charge has been satisfied, in the following order: Strategy Type Holding Account, Variable Investment Option(s), Dollar Cost Averaging account, Segment Type Holding Account(s), and Segments. Alternatively, you may provide specific instructions for how you wish the Rider Charge to be deducted. If the full amount of the Rider Charge cannot be satisfied from the Contract, the full Rider Charge will be deducted from your Linked Managed Account.

If this Contract’s Annuity Account Value is zero on the day of deduction, the [quarterly] Rider Charge will be deducted from your Linked Managed Account.

You cannot cancel, transfer or withdraw from a Strategy while the payment for the Rider Charge is pending. However, you have the right to surrender your Contract at any time.

If payment is not received by us within [8] Business Days from the date of election or [quarterly] billing date, as applicable, then all active Strategies will be terminated. Any eligible Strategy Payoff and/or Strategy Value will be paid, less any outstanding Rider Charge.

If you cancel a Strategy, the Rider Charge applicable to that Strategy will be discontinued at the end of the [quarter] in which we receive notice of cancellation, after payment of that [quarter]’s Rider Charge. We will not refund any Rider Charge that was deducted prior to that cancellation.

The Rider Charge is considered to be a Contribution for purposes of the right to examine provision in your Contract.

REPORTS AND NOTICES

At least once each year until the Contract Maturity Date, we will send you a report showing the Strategy Value of each Strategy, Strategy Start Date, and Strategy End Date.

V.  TERMINATION OF THIS RIDER

This Rider will automatically terminate if:

(i)	we discontinue all Strategies and you do not have any active Strategies;

(ii)	termination is required by an Endorsement to your Contract, or

(iii)	the Contract terminates.

2024-SOS	7

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

[

Mark Pearson,	José Ramón González,
Chief Executive Officer	Senior Executive Director, General Counsel and Secretary]

2024-SOS	8

RIDER DATA PAGE

MINIMUM COVERED AMOUNT LIMIT: [$0]

We reserve the right to change the minimum Covered Amount limit, upon advance notice to you.

MAXIMUM COVERED AMOUNT LIMIT: [$10,000,000]

[We may refuse to accept an election of a Strategy if the sum of all Covered Amounts under all [“Investment Edge”] Series Contracts with the same Annuitant or Owner would then total more than the [$10,000,000].]

OVERLAY STRATEGY OPTIONS

Full Protection
Benchmark		Strategy Duration	Protection Amount	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	100/0*	3 Years	100%	[$	500,000	]	[3.85	%]
Russell 2000		3 Years	100%
MSCI EAFE		3 Years	100%
NASDAQ 100		3 Years	100%
MSCI EM		3 Years	100%
FTSE 100		3 Years	100%
S&P 500		5 Years	100%
Russell 2000		5 Years	100%
MSCI EAFE		5 Years	100%
NASDAQ 100		5 Years	100%
MSCI EM		5 Years	100%
FTSE 100		5 Years	100%
S&P 500		7 Years	100%
Russell 2000		7 Years	100%
MSCI EAFE		7 Years	100%
NASDAQ 100		7 Years	100%
MSCI EM		7 Years	100%
FTSE 100		7 Years	100%
S&P 500		10 Years	100%
Russell 2000		10 Years	100%
MSCI EAFE		10 Years	100%
NASDAQ 100		10 Years	100%

2024-SOS	9

MSCI EM		10 Years	100%
FTSE 100		10 Years	100%

Buffer Protection
Benchmark		Strategy Duration	Buffer Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	100/0*	3 Years	-20%	[$	500,000	]	[2.44	%]
Russell 2000		3 Years	-20%
MSCI EAFE		3 Years	-20%
NASDAQ 100		3 Years	-20%
MSCI EM		3 Years	-20%
FTSE 100		3 Years	-20%
S&P 500		5 Years	-20%
Russell 2000		5 Years	-20%
MSCI EAFE		5 Years	-20%
NASDAQ 100		5 Years	-20%
MSCI EM		5 Years	-20%
FTSE 100		5 Years	-20%
S&P 500		7 Years	-20%
Russell 2000		7 Years	-20%
MSCI EAFE		7 Years	-20%
NASDAQ 100		7 Years	-20%
MSCI EM		7 Years	-20%
FTSE 100		7 Years	-20%
S&P 500		10 Years	-20%
Russell 2000		10 Years	-20%
MSCI EAFE		10 Years	-20%
NASDAQ 100		10 Years	-20%
MSCI EM		10 Years	-20%
FTSE 100		10 Years	-20%

Floor Protection
Benchmark		Strategy Duration	Floor Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	100/0*	3 Years	-10%	[$	500,000	]	[2.83	%]
Russell 2000		3 Years	-10%
MSCI EAFE		3 Years	-10%
NASDAQ 100		3 Years	-10%
MSCI EM		3 Years	-10%
FTSE 100		3 Years	-10%

2024-SOS	10

S&P 500		5 Years	-10%
Russell 2000		5 Years	-10%
MSCI EAFE		5 Years	-10%
NASDAQ 100		5 Years	-10%
MSCI EM		5 Years	-10%
FTSE 100		5 Years	-10%
S&P 500		7 Years	-10%
Russell 2000		7 Years	-10%
MSCI EAFE		7 Years	-10%
NASDAQ 100		7 Years	-10%
MSCI EM		7 Years	-10%
FTSE 100		7 Years	-10%
S&P 500		10 Years	-10%
Russell 2000		10 Years	-10%

MSCI EAFE		10 Years	-10%
NASDAQ 100		10 Years	-10%
MSCI EM		10 Years	-10%
FTSE 100		10 Years	-10%

Full Protection
Benchmark		Strategy Duration	Protection Amount	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	80/20*	3 Years	100%	[$	500,000	]	[2.96	%]
Russell 2000		3 Years	100%
MSCI EAFE		3 Years	100%
NASDAQ 100		3 Years	100%
MSCI EM		3 Years	100%
FTSE 100		3 Years	100%
S&P 500		5 Years	100%
Russell 2000		5 Years	100%
MSCI EAFE		5 Years	100%
NASDAQ 100		5 Years	100%
MSCI EM		5 Years	100%
FTSE 100		5 Years	100%
S&P 500		7 Years	100%
Russell 2000		7 Years	100%
MSCI EAFE		7 Years	100%
NASDAQ 100		7 Years	100%
MSCI EM		7 Years	100%
FTSE 100		7 Years	100%
S&P 500		10 Years	100%
Russell 2000		10 Years	100%
MSCI EAFE		10 Years	100%

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NASDAQ 100		10 Years	100%
MSCI EM		10 Years	100%
FTSE 100		10 Years	100%

Buffer Protection
Benchmark		Strategy Duration	Buffer Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	80/20*	3 Years	-20%	[$	500,000	]	[2.12	%]
Russell 2000		3 Years	-20%
MSCI EAFE		3 Years	-20%
NASDAQ 100		3 Years	-20%
MSCI EM		3 Years	-20%
FTSE 100		3 Years	-20%
S&P 500		5 Years	-20%
Russell 2000		5 Years	-20%
MSCI EAFE		5 Years	-20%
NASDAQ 100		5 Years	-20%
MSCI EM		5 Years	-20%
FTSE 100		5 Years	-20%
S&P 500		7 Years	-20%
Russell 2000		7 Years	-20%
MSCI EAFE		7 Years	-20%
NASDAQ 100		7 Years	-20%
MSCI EM		7 Years	-20%
FTSE 100		7 Years	-20%
S&P 500		10 Years	-20%
Russell 2000		10 Years	-20%
MSCI EAFE		10 Years	-20%
NASDAQ 100		10 Years	-20%
MSCI EM		10 Years	-20%
FTSE 100		10 Years	-20%

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Floor Protection
Benchmark		Strategy Duration	Floor Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	80/20*	3 Years	-10%	[$	500,000	]	[1.96	%]
Russell 2000		3 Years	-10%
MSCI EAFE		3 Years	-10%
NASDAQ 100		3 Years	-10%
MSCI EM		3 Years	-10%
FTSE 100		3 Years	-10%
S&P 500		5 Years	-10%
Russell 2000		5 Years	-10%
MSCI EAFE		5 Years	-10%
NASDAQ 100		5 Years	-10%
MSCI EM		5 Years	-10%
FTSE 100		5 Years	-10%
S&P 500		7 Years	-10%
Russell 2000		7 Years	-10%
MSCI EAFE		7 Years	-10%
NASDAQ 100		7 Years	-10%
MSCI EM		7 Years	-10%
FTSE 100		7 Years	-10%
S&P 500		10 Years	-10%
Russell 2000		10 Years	-10%
MSCI EAFE		10 Years	-10%
NASDAQ 100		10 Years	-10%
MSCI EM		10 Years	-10%
FTSE 100		10 Years	-10%

Full Protection
Benchmark		Strategy Duration	Protection Amount	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	60/40*	3 Years	100%	[$	500,000	]	[2.07	%]
Russell 2000		3 Years	100%
MSCI EAFE		3 Years	100%
NASDAQ 100		3 Years	100%
MSCI EM		3 Years	100%
FTSE 100		3 Years	100%
S&P 500		5 Years	100%

2024-SOS	13

Russell 2000		5 Years	100%
MSCI EAFE		5 Years	100%
NASDAQ 100		5 Years	100%
MSCI EM		5 Years	100%
FTSE 100		5 Years	100%
S&P 500		7 Years	100%
Russell 2000		7 Years	100%
MSCI EAFE		7 Years	100%
NASDAQ 100		7 Years	100%
MSCI EM		7 Years	100%
FTSE 100		7 Years	100%
S&P 500		10 Years	100%
Russell 2000		10 Years	100%
MSCI EAFE		10 Years	100%

NASDAQ 100		10 Years	100%
MSCI EM		10 Years	100%
FTSE 100		10 Years	100%

Buffer Protection
Benchmark		Strategy Duration	Buffer Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	60/40*	3 Years	-20%	[$	500,000	]	[1.68	%]
Russell 2000		3 Years	-20%
MSCI EAFE		3 Years	-20%
NASDAQ 100		3 Years	-20%
MSCI EM		3 Years	-20%
FTSE 100		3 Years	-20%
S&P 500		5 Years	-20%
Russell 2000		5 Years	-20%
MSCI EAFE		5 Years	-20%
NASDAQ 100		5 Years	-20%
MSCI EM		5 Years	-20%
FTSE 100		5 Years	-20%
S&P 500		7 Years	-20%
Russell 2000		7 Years	-20%
MSCI EAFE		7 Years	-20%
NASDAQ 100		7 Years	-20%
MSCI EM		7 Years	-20%
FTSE 100		7 Years	-20%
S&P 500		10 Years	-20%
Russell 2000		10 Years	-20%
MSCI EAFE		10 Years	-20%
NASDAQ 100		10 Years	-20%
MSCI EM		10 Years	-20%
FTSE 100		10 Years	-20%

2024-SOS	14

Floor Protection
Benchmark		Strategy Duration	Floor Protection	Covered Amount			Current Rider Charge**
Equity Index	Benchmark Composition

S&P 500	60/40*	3 Years	-10%	[$	500,000	]	[1.24	%]
Russell 2000		3 Years	-10%
MSCI EAFE		3 Years	-10%
NASDAQ 100		3 Years	-10%
MSCI EM		3 Years	-10%
FTSE 100		3 Years	-10%
S&P 500		5 Years	-10%
Russell 2000		5 Years	-10%
MSCI EAFE		5 Years	-10%
NASDAQ 100		5 Years	-10%
MSCI EM		5 Years	-10%
FTSE 100		5 Years	-10%
S&P 500		7 Years	-10%
Russell 2000		7 Years	-10%
MSCI EAFE		7 Years	-10%
NASDAQ 100		7 Years	-10%
MSCI EM		7 Years	-10%
FTSE 100		7 Years	-10%
S&P 500		10 Years	-10%
Russell 2000		10 Years	-10%
MSCI EAFE		10 Years	-10%
NASDAQ 100		10 Years	-10%
MSCI EM		10 Years	-10%
FTSE 100		10 Years	-10%

*	[100/0 Benchmark Composition means the Benchmark is based 100% on the applicable equity index shown above and 0% on the [Bloomberg U.S. Aggregate Bond Index] ]

[80/20 Benchmark Composition means the Benchmark is based 80% on the applicable equity index shown above and 20% on the [Bloomberg U.S. Aggregate Bond Index] ]

[60/40 Benchmark Composition means the Benchmark is based 60% on the applicable equity index shown above and 40% on the [Bloomberg U.S. Aggregate Bond Index] ]

**

The current Rider Charge may be higher than the amount shown but will never exceed the maximum Rider Charge shown in Part IV of this Rider. The Rider Charge will remain the same for any Strategy once it is elected. However, we may change the Rider Charge for a new Strategy at any time.

2024-SOS	15